                       HOUSTON BIOTECHNOLOGY INCORPORATED
   SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, FEBRUARY 27, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby constitutes, appoints and authorizes J. Russell Denson and Donald S. Clark, Ph.D., as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of Houston Biotechnology Incorporated ("HBI") held of record by the undersigned on January 24, 1997 at the Special Meeting of Stockholders to be held at the offices of HBI at 3608 Research Forest Drive, The Woodlands, Texas 77381, at 10:00 a.m., local time, on February 27, 1997, and at any adjournment(s) thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of solicitation of this Proxy, as may properly come before said meeting or any adjournment(s) thereof. Receipt of the notice of the meeting and the Proxy Statement and Prospectus dated January 29, 1997, is hereby acknowledged.

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS HEREON. IN THE ABSENCE OF SUCH SPECIFICATIONS, THE PROXY WILL BE VOTED "FOR" THE PROPOSALS SET OUT ON THE REVERSE SIDE.

  1. To consider and vote upon a proposal recommended by the Board of Directors to approve and adopt a plan of merger in accordance with the Agreement and Plan of Merger dated December 18, 1996, among HBI, Medarex, Inc. ("Medarex") and Medarex Acquisition Corp. ("Merger Sub") pursuant to which (i) Merger Sub shall be merged with and into HBI with HBI being the surviving corporation and resulting in HBI being a wholly-owned subsidiary of Medarex, and (ii) each share of common stock, par value $0.01 per share, of HBI shall be converted into the right to receive 0.182 shares of Medarex common stock, par value $0.01 per share.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

  2. To transact any and all other business that may properly come before the Special Meeting or any adjournment or adjournments thereof.

  IN THEIR DISCRETION, THE AFOREMENTIONED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

                                   DATED: ______________________________, 1997.

                                   --------------------------------------------
                                             Signature of Stockholder
                                   --------------------------------------------
                                             Signature of Stockholder

                                   *Please sign as name appears. Joint owners each should sign. When signing as attorney, trustee, administrator, executor, etc., please indicate your full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.
                         PLEASE DO NOT FOLD THIS PROXY.